Exhibit 32.1

Certification of the Chief Executive Officer of ScanSource, Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to § 906
of the Sarbanes-Oxley Act of 2002

In connection with the annual report of ScanSource, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 22, 2019	/s/ Michael L. Baur
Michael L. Baur,
Chairmen, Chief Executive Officer and President (Principal Executive Officer)

This certification is being furnished solely to comply with the provisions of § 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the accompanying Report, including for purposes of Section 18 of the Exchange Act, or as a separate disclosure document. A signed original of this written certification required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written certification required by Section 906, has been provided to the Company and will be rendered by the Company and furnished to the Securities and Exchange Commission or its staff upon request.